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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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      Date of Report (Date of earliest event reported):     May 23, 2003
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                                FOOT LOCKER, INC.
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             (Exact name of registrant as specified in its charter)



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
          New York                         No. 1-10299                     13-3513936
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(State or other jurisdiction               (Commission                   (IRS Employer
of incorporation)                          File Number)                Identification No.)



112 West 34th Street, New York, New York                          10120
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(Address of principal executive offices)                        (Zip Code)

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Registrant's telephone number, including area code: (212) 720-3700



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Item 9.     Regulation FD Disclosure.

            Foot Locker, Inc. (the "Company") is providing additional information with regard to certain statements made in response to analysts' questions on its 2003 first quarter conference call held on May 22, 2003:

            (a) The Company currently expects its gross margin rate to increase each quarter for the balance of 2003 as compared to the corresponding quarter of 2002. This does not necessarily mean that the gross margin rate in any quarter of 2003 will increase over the gross margin rate in the prior quarter of 2003.

            (b) The Company currently expects its combined comparable store sales for its U.S. Foot Locker, Lady Foot Locker, and Kids Foot Locker divisions in the second quarter of 2003 to decrease by a low-single-digit percentage.


             Disclosure Regarding Forward-Looking Statements

The statements contained in paragraphs (a) and (b) above are forward-looking statements within the meaning of the federal securities laws, which reflect management's current views of future events and future performance. These forward-looking statements are based on many assumptions and factors, including, but not limited to, the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a significant portion of its merchandise purchases (and on one key vendor for, in 2002, approximately 44 percent of its merchandise purchases), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations and the presence of Severe Acute Respiratory Syndrome, the effect on the Company, its suppliers and customers, of any significant future increases in the cost of oil or petroleum products, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could product significantly different results. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.


                              SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned being hereunto duly authorized.


                                          FOOT LOCKER, INC.
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                                             (Registrant)


Date:  May 23, 2003                       By: /s/ Peter D. Brown
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                                              Peter D. Brown
                                              Vice President-Investor Relations
                                              and Treasurer



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